EXHIBIT 99.12

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this 1st day of November, 2002, by and among NorthWestern Corporation, a Delaware corporation (“NorthWestern”), and Cornerstone Propane Partners, L.P., a Delaware limited partnership (the “MLP” or “Indemnitee”).

W I T N E S S E T H:

WHEREAS, Cornerstone Propane GP, Inc., a California corporation (the “Managing General Partner”), is the managing general partner of the MLP and Cornerstone Propane, L.P., a Delaware limited partnership (the “OLP”); and

WHEREAS, SYN Inc., a Delaware corporation (“SYN”), is the special general partner of the MLP and the OLP; and

WHEREAS, Northwestern Capital Corporation, a Delaware corporation (“NCC”) and a wholly owned subsidiary of NorthWestern, owns all of the capital stock of the Managing General Partner and the Managing General Partner owns 82.5% of the stock of SYN; and

WHEREAS, NCC contributed its stock in the Managing General Partner to CornerNorth LLC, a newly formed Delaware corporation, in exchange for two separate classes of membership interests in CornerNorth LLC, representing all of the membership interests in CornerNorth LLC; and

WHEREAS, NCC retained the class of managing membership interests of CornerNorth LLC and contributed the class of economic membership interests of CornerNorth LLC to the MLP.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

INDEMNIFICATION

1.     General

Indemnitee shall be indemnified and held harmless by NorthWestern from and against any and all losses, costs or expenses (including taxes) that the Indemnitee incurs as a result of the Indemnitee’s acquisition or ownership of the economic membership interests in CornerNorth LLC, provided that the losses, costs or expenses are attributable to a debt, liability or other obligation of CornerNorth LLC (or any of its controlled affiliates), fixed or contingent, known or unknown, arising on or before the acquisition of the economic membership interests in

CornerNorth LLC by the MLP.  Further, Indemnitee shall be indemnified and held harmless by NorthWestern from and against any and all losses, costs or expenses (including taxes) that the Indemnitee incurs as a result of any violation of law, rule, regulation, contract, loan agreement, indenture, obligation or duty, or the incurrence of any tax, in any case arising from (i) the adoption of Amendment No. 2 to the Amended and Restated Agreement of Limited Partnership of the MLP and Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of the OLP, (ii) the contributions of limited partner interests in the MLP to the MLP by NorthWestern, the Managing General Partner and SYN, (iii) the waivers and relinquishments of all of the Managing General Partner’s and SYN’s right, title and interest to all of the economic rights associated with their respective general partner interests in the MLP and the OLP and (iv) the contribution by NCC to the MLP of all of its economic membership interests in CornerNorth LLC, all as more fully described in that certain memorandum of Vinson & Elkins L.L.P. dated October 31, 2002.

2.     Priority of Claim

NorthWestern agrees that the bankruptcy or insolvency of the MLP shall not limit or extinguish the right of Indemnitee to proceed against NorthWestern.

3.     Term

The indemnification provided under this Agreement shall exist only with respect to claims made for indemnification arising within five years of the date of this Agreement.

Indemnification Procedures

1.     Procedures

Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall notify NorthWestern of the commencement of such action, suit or proceeding; provided, however, that the failure to so notify NorthWestern shall not relieve NorthWestern from any liability that it may have to Indemnitee pursuant to this Agreement, except to the extent NorthWestern has been prejudiced in any material respect by such failure or from any liability that it may have to Indemnitee otherwise than under this Agreement. Notwithstanding the above, following such notification, NorthWestern may elect in writing (i) to assume the defense of such action, suit or proceeding, or (ii) to have the Indemnitee assume such defense.  Upon such election, NorthWestern shall not be liable for any additional legal costs subsequently incurred by Indemnitee (other than reasonable costs of investigation and providing evidence and, if NorthWestern elects (ii) above, reasonable attorneys fees) in connection therewith, unless (a) NorthWestern has failed to provide counsel reasonably satisfactory to Indemnitee in a timely manner or (b) counsel which has been provided by NorthWestern reasonably determines that its representation of Indemnitee would present it with a conflict of interest.

2.     Settlements

NorthWestern shall not be required to indemnify Indemnitee for any amount paid or payable by Indemnitee in the settlement of any action, proceeding or investigation without the written consent of NorthWestern, which shall not be unreasonably withheld.  NorthWestern further agrees that, without Indemnitee’s prior written consent, it will not enter into any settlement of a lawsuit, claim or other proceeding to which Indemnitee is entitled to indemnification hereunder (whether or not Indemnitee is an actual or potential party to such lawsuit, claim or proceeding) unless such settlement includes an explicit and unconditional release of Indemnitee from the party bringing such lawsuit, claim or other proceeding.

REPRESENTATIONS AND WARRANTIES

1.     Contribution of Entire Interest in the MLP and the OLP

NorthWestern hereby represents that NorthWestern and its affiliates have contributed all of their limited partner interests in the MLP to the MLP and have waived all of their right, title and interest to all of their economic rights associated with their general partner interests in the MLP and OLP, including any and all rights to receive any allocations of income, gain, loss, deductions, distributions or payments (other than payments for reimbursement, indemnification or similar rights) in the MLP and in the OLP.  As a result of having contributed or waived such interests, NorthWestern and its affiliates no longer hold any limited partner interests in the MLP or any economic rights associated with the general partner interests in the MLP or the OLP.

2.     Contribution of Entire Interest in the Managing General Partner

The capital stock of the Managing General Partner being contributed by NCC to CornerNorth LLC constitutes all of the capital stock of the Managing General Partner.  The Managing General Partner owns 82.5% of the capital stock of SYN.  There are no outstanding options, warrants or other rights to purchase any securities of the Managing General Partner or SYN.

3.     Characterization of Actions by the Board for Federal Income Tax Purposes

NorthWestern and its affiliates intend that for federal income tax purposes (and for purposes of any state income tax for which such characterization is relevant) the actions approved by the Board of Directors of the Managing General Partner on October __, 2002 (the “Board Approved Actions”) shall constitute a termination of the entire equity interest of the Managing General Partner and SYN (the Managing General Partner and SYN are collectively referred to as the “Corporate General Partners”) in the MLP and the OLP and that such termination shall result at the time of the consummation of the Board Approved Actions in (i) a decrease in each Corporate General Partner’s share of the liabilities of the MLP and the OLP to zero under Section 752(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) a distribution under Section 731(a) of the Code to each Corporate General Partner in the amount of its respective liability reduction.  NorthWestern and its affiliates intend that the MLP and the OLP shall each be permitted to increase the tax basis of its assets under Section 734(b)(1)(A) of the Code to reflect the gain recognized by the Corporate General Partners under Section 731(a) of the Code as the result of the distribution described in the preceding sentence.  Unless required by applicable law, neither NorthWestern nor its affiliates shall file any tax return or take any other action that is inconsistent with the treatment of the Board Approved Actions as set forth above, other than a filing or action that would not be materially adverse to the MLP’s public unitholders when compared to the treatment described above.

Miscellaneous

1.     Nonexclusivity of Rights

The rights of indemnification contained in this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law.  No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee for acts, events and circumstances that occurred, in whole or in part, before such amendment, alteration or repeal.

2.     Amendment

This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto; provided, however, that the MLP may not agree to any amendment or modification to this Agreement without the consent of the majority of the directors of the Managing General Partner that are not affiliated with NorthWestern (the “Unaffiliated Directors”).

3.     Waivers

The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted; provided, however, that the MLP may not waive the observance of any such term without the consent of the Unaffiliated Directors. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

4.     Entire Agreement

This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are superseded by this Agreement.

5.     Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.  NorthWestern shall be precluded from asserting in any judicial proceeding that any provision of this Agreement is not valid, binding and enforceable and shall stipulate in any such proceeding that it is bound by all provisions of this Agreement.

6.     Notices

Any communication required or permitted pursuant to this Agreement to NorthWestern shall be addressed to the Secretary of NorthWestern and any such communication to Indemnitee shall be addressed to the Unaffiliated Directors and shall be personally delivered or delivered by overnight mail delivery.  Any such notice shall be effective upon receipt.

7.     Binding Effect

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.     Governing Law

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to any principles of conflict of laws that, if applied, might permit or require the application of the laws of a different jurisdiction.

9.     Headings

The Article and Section headings in this Agreement are for convenience of reference only, are not comprehensive, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

10.   Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

NORTHWESTERN CORPORATION

By:	/s/ M.D. LEWIS
Name: M.D. Lewis
Title: Chairman & Chief Executive Officer

CORNERSTONE PROPANE PARTNERS, L.P.

By:	Cornerstone Propane GP, Inc.,
its managing general partner

By:	/s/ M.D. LEWIS
Name: M.D. Lewis
Title: Chairman of the Board